UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 5, 2005

Hardinge Inc.
(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Hardinge Drive Elmira, NY 14902
(Address of principal executive offices) (Zip code)

(607) 734-2281
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On May 2, 2005, the Compensation Committee of the Board of Directors of Hardinge Inc. proposed the following action related to compensation of non-employee directors.

Director Compensation

On May 2, 2005, the Company’s Board of Directors voted to amend the director compensation package applicable for non-employee directors effective May 3, 2005.  Board members will receive an annual retainer of $32,000, half of which they may elect to take in Company stock.  Chair of the Audit Committee will receive a $4,000 annual retainer and the Chair of all other Committees will receive an annual retainer of $1,000.  All Board Members will receive $1000 for each Board meeting and Committee meeting attended.

Section 2—Financial Information

Item 2.02  Results of Operations and Financial Conditions

On May 5, 2005, Hardinge Inc. issued a press release announcing the Company’s first quarter 2005 results.  The press release also announced that the Board of Directors declared a dividend of $.03 per common share payable to shareholders on June 10, 2005.  A copy of the press release is included as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.04  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

 The administrator of the Company’s 401K Retirement Plan is in the process of being changed and thus in accordance with applicable legal requirements, trading of Hardinge Inc. stock (HDNG) within the Plan is suspended from April 25, 2005 to approximately sometime in the week of May 15, 2005.

Section 9—Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c) Exhibits
99	Press release issued by registrant on May 5, 2005.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hardinge Inc.

May 9, 2005	By:	/s/ Richard L. Simons
Date	Richard L. Simons
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)